Exhibit 23.1

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report, dated June 27, 2025, which appears on Registration Statement on Form S-1 (Registration No. 333-291803) of Papa Medical Inc. (the “Company”) filed with the U.S.Securities and Exchange Commission (“SEC”) relating to the audit of the consolidatedstatements of operations and comprehensive income, changes in shareholders' equity, and cash flows for the year ended December 31, 2024.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

Singapore

March 19, 2026